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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 25, 1997



                          SPINNAKER INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)



DELAWARE                     000-09559                 06-0544125
                         ----------------
(State of                (Commission File              (IRS Employer
incorporation)            Number)                      Identification No.)


                        600 N. PEARL STREET, SUITE 2160
                              DALLAS, TEXAS 75201
                   (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  214-855-0322

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ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

     On August 25, 1997, Spinnaker Industries, Inc. (the "Company") dismissed Deloitte & Touche LLP, independent accountants ("DT"), as the principal accountant for Central Products Company, a wholly owned subsidiary of the Company ("Central Products"), and expanded the auditing responsibility of the Company's principal accountants, Ernst & Young LLP ("EY"), to include Central Products operations. EY has served as the Company's principal independent accountant since 1988. EY referred to DT's audits of Central Products' financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the three months ended December 31, 1995, in its reports dated March 12, 1997 and February 29, 1996, except for Note 4, as to which the date is April 8, 1996, regarding its audits of the financial statements of the Company.

     The Company's Audit Committee recommended the foregoing change in accountants to the Company's Board of Directors, who approved such action on August 12, 1997. The Audit Committee's recommendation was based upon its desire to consolidate its annual audit process under one independent accounting firm.

     The reports of DT on Central Products' financial statements as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the three months ended December 31, 1995, have not contained an adverse opinion or a disclaimer of an opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with DT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during those two periods and in the subsequent interim periods, which, if they had not been resolved to the satisfaction of DT, would have caused it to make reference to such disagreement in its report on Central Products' financial statements.

     The Company has requested DT to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated August 28, 1997, is filed as Exhibit 16.1 to this Form 8K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS.

          16.1 Letter re change in certifying accountant.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SPINNAKER INDUSTRIES, INC.



Date: August 28, 1997                   By:   /s/ Craig J. Jennings
                                            ---------------------------------
                                              Craig J. Jennings
                                              Vice President and Controller






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                               INDEX TO EXHIBITS



16.1 Letter re change in certifying accountant.




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